UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2015

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	000-51734 (Commission File Number)	37-1516132 (IRS Employer Identification No.)
2780 Waterfront Pkwy E. Drive
Suite 200
Indianapolis, Indiana 46214
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (317) 328-5660

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 14, 2015, the Board of Directors (the “Board”) of Calumet GP, LLC (the “Company”), the general partner of Calumet Specialty Products Partners, L.P. (the “Partnership”), appointed Timothy Go, age 48, to serve as the Chief Executive Officer of the Company effective January 1, 2016. William H. Hatch will continue to serve as the Interim Chief Executive Officer of the Company until December 31, 2015, at which time Mr. Hatch will transition to the role of Executive Advisor.

Prior to joining the Company, Mr. Go served as vice president, operations of Flint Hills Resources, LP, a wholly owned subsidiary of Koch Industries, Inc., since June 2012. From June 2011 through July 2013, Mr. Go served as vice president, operations excellence of Flint Hills Resources, LP. From August 2008 through June 2011, Mr. Go served as managing director, operations excellence of Koch Industries, Inc. Mr. Go received a B.S. in Chemical Engineering from the University of Texas at Austin.

There is no arrangement or understanding between Mr. Go and any other person pursuant to which Mr. Go was appointed as Chief Executive Officer of the Company effective as of January 1, 2016. There are no family relationships among Mr. Go and any directors or officers of the Company. There have been no transactions nor are there any proposed transactions between the Company and Mr. Go that would require disclosure pursuant to Item 404(a) of Regulation S-K.

On September 14, 2015, the Company entered into an employment agreement (the “Go Employment Agreement”) with Mr. Go effective as of that date. Pursuant to the Go Employment Agreement, Mr. Go will receive an annualized base salary of $500,000. Unless terminated earlier in accordance with its terms, the Go Employment Agreement will continue for an initial term of three years. In addition, on each anniversary of the effective date, unless the Go Employment Agreement has been terminated, the term of the agreement will automatically be extended for an additional year unless either party provides written notice of non-renewal at least 180 days prior to such anniversary.

Pursuant to the Go Employment Agreement, Mr. Go is entitled to (1) a $500,000 signing bonus, half of which is paid currently and the remaining half of which will be paid on the first anniversary of the effective date, provided that Mr. Go remains continuously employed through such anniversary, (2) an initial grant of phantom units with a grant date value of $500,000 pursuant to the Company’s long-term incentive plan (“LTIP”), (3) annual incentive awards under the applicable incentive or bonus compensation plan of the Company based on an annual target bonus ranging from 100% to 200% of his base salary, (4) equity-based compensation under the Company’s equity-based compensation plans in effect from time to time, each as determined by the Board or a committee thereof, (5) use of an automobile for personal and business use or a monthly allowance for such an automobile, (6) certain rights to quarterly cash payments (which cash payments will be made exclusively by the Company) based on distributions received by the Company with respect to general partner interests in the Partnership and incentive distribution rights held by the Company in an amount equal to 5% of such distributions in excess of the applicable portion of an annualized floor of $21 million (the “GP Distribution Right Payments”), subject to a two-year vesting period and the terms and conditions set forth in the Go Employment Agreement, and (7) a right to earn a transaction bonus equal to 5% of the excess of the value realized by the Company’s equityholders upon a “transaction event” (as defined in the Go Employment Agreement) over $400 million, subject to certain adjustments set forth in the Go Employment Agreement, so long as Mr. Go remains continuously employed by the Company through the date of such transaction event (which transactional bonus payment will be made exclusively by the Company).

In addition, if the Company terminates Mr. Go’s employment without “cause” (as defined in the Go Employment Agreement) or his employment terminates as a result of the Company issuing a notice of non-renewal or Mr. Go resigning for “good reason” (as defined in the Go Employment Agreement), so long as Mr. Go executes (and does not revoke) a release of claims in the form attached to the Go Employment Agreement, then (a) the Company will pay Mr. Go a single lump sum cash payment equal to 150% of his base salary and target bonus, as in effect on the termination date, except that if the termination date occurs within 24 months following a “change in control” (as defined in the Go Employment Agreement), then Mr. Go will instead be paid a cash payment equal to 300% of his base salary and target bonus then in effect, (b) if such termination occurs prior to the first anniversary of the effective date of the agreement, Mr. Go will be entitled to an additional single lump sum cash payment of $250,000, (c) Mr. Go will be entitled to a pro rata portion of his annual incentive award for the year in which the termination occurs upon satisfaction of the applicable performance goals and approval by the Board, (d) all or a portion of the unvested LTIP awards granted prior to the termination date will immediately become fully vested as of the termination date, depending on whether the unvested LTIP awards are subject to a performance requirement that has not been satisfied as of the termination date (LTIP awards that are subject to a performance requirement will vest pro rata depending upon the achievement of the applicable performance targets), (e) if Mr. Go timely and properly elects continuation coverage under the Company’s group health plans pursuant to the Consolidated Omnibus Reconciliation Act of 1985, he will be reimbursed for up to 18 months for the difference between the monthly amount he pays for such coverage for himself, his spouse and his eligible dependents, if any, and the monthly employee contribution amount that active similarly situated employees pay for the same or similar coverage, (f) he will be eligible to receive outplacement services for up to 12 months and (g) Mr. Go will have the right to require the Company to transfer the title of the automobile provided to him to his own name. Further, if Mr. Go’s employment is terminated due to his death or disability, his resignation for “good reason,” or as a result of a termination by the Company without “cause” at a time when he is otherwise willing and able to continue providing services, then if the GP Distribution Right Payments remain unvested, they will immediately become fully vested as of such termination and paid to Mr. Go within 10 days thereafter. The Go Employment Agreement also includes certain confidentiality, non-competition and non-solicitation covenants that apply during the period of his employment with the Company and for one year thereafter.

On September 14, 2015, the Company also entered into an amended and restated employment agreement with Mr. Hatch (the “Restated Hatch Employment Agreement”), pursuant to which Mr. Hatch will transition from the Company’s Interim Chief Executive Officer to Executive Advisor effective as of December 31, 2015. The Restated Hatch Employment Agreement provides for Mr. Hatch to receive a restricted unit award under the Company’s LTIP with a grant date fair value of $187,500 on or within 60 days following April 1, 2016. Subject to certain exceptions, the grant of such restricted unit award is conditioned on Mr. Hatch remaining employed by the Company through the grant date. The Restated Hatch Employment Agreement also provides that Mr. Hatch will only be eligible to receive the quarterly bonus contemplated in the Restated Hatch Employment Agreement through December 31, 2015. Except for the foregoing, the terms of the Restated Hatch Employment Agreement remain substantively consistent with the terms of the Employment Agreement he entered into with the Company effective as of April 1, 2015.

The foregoing descriptions of the Go Employment Agreement and the Restated Hatch Employment Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the agreements, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On September 14, 2015, the Partnership issued a press release announcing the appointment of Mr. Timothy Go as discussed above, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
Exhibit 10.1	Employment, Confidentiality, and Non-Compete Agreement, effective as of September 14, 2015, by and between Calumet GP, LLC and Timothy Go
Exhibit 10.2	Amended and Restated Employment Agreement, effective as of September 14, 2015, by and between Calumet GP, LLC and William H. Hatch
Exhibit 99.1	Press release dated September 14, 2015.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALUMET SPECIALITY PRODUCTS PARTNERS, L.P.
By: CALUMET GP, LLC, its General Partner

Date: September 16, 2015	By: /s/ R. Patrick Murray, II
Name: R. Patrick Murray, II Title: Executive Vice President, Chief Financial Officer and Secretary

Exhibit Index

Exhibit Number	Description
Exhibit 10.1	Employment, Confidentiality, and Non-Compete Agreement, effective as of September 14, 2015, by and between Calumet GP, LLC and Timothy Go
Exhibit 10.2	Amended and Restated Employment Agreement, effective as of September 14, 2015, by and between Calumet GP, LLC and William H. Hatch
Exhibit 99.1	Press release dated September 14, 2015.

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